Exhibit B-1










                                     Form of

                                  Intercompany

                                 Promissory Note


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                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, National Grid USA (the "Borrower"), hereby promises to pay to ______________ ("Lender"), on demand but in any event not later than [maturity date], the principal sum set forth on the grid attached hereto, or on the records maintained by National Grid USA Service Co., Inc. as "Principal Amount Outstanding." This note may be prepaid in full at any time or in part from time to time without premium or penalty.

     The Principal Amount Outstanding shall bear interest at the rate of _______ % per annum. Interest on the Principal Amount Outstanding shall be paid initially on [date] and [monthly, quarterly, semiannually] thereafter. Payment will be made to [Lender or ServiceCo's Bank], ABA Number ______for credit to [Lender or ServiceCo], Account No. ___________.




                                      National Grid USA


                                      By:_______________
                                      Title:______________
                                      Date:______________




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        Date        Loan (Repayment)      Principal Amount Outstanding
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